                                                                  Exhibit (h)(8)

                                                                  EXECUTION COPY

                       AMENDMENT TO OMNIBUS FEE AGREEMENT

      THIS AMENDMENT is effective as of March 1, 2004, by and between BISYS FUND SERVICES OHIO, INC. ("BISYS Ohio"), an Ohio corporation, BISYS FUND SERVICES (CAYMAN) LIMITED ("BISYS Cayman") and each entity that has executed this Agreement, as listed on the signature page hereto (each, the "Company"), to that certain Omnibus Fee Agreement between BISYS Ohio, BISYS Cayman and each Company effective as of April 1, 2003 (the "Fee Agreement").

      WHEREAS, the parties desire to increase certain fees payable under the Fee Agreement.

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

      1. Fee Increase. The amount set forth as "Legal Services Fees" in Section 2(a) Administrative of the Agreement is hereby changed from $100,000 to $115,000.

      2. Miscellaneous.

      (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede, as of the date hereof, all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

      (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

      (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

      (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                   * * * * *

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

                                                                  EXECUTION COPY

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first written above.

CAYMAN COMPANIES:

Signed by the authorized representative of            Signed by the authorized representative of
HSBC INVESTOR INTERNATIONAL                           HSBC INVESTOR FIXED INCOME FUND,
EQUITY FUND, LTD.                                     LTD.

By: /s/ RICHARD A. FABIETTI                           By: /s/ RICHARD A. FABIETTI
    ------------------------------                        --------------------------------
Name:  RICHARD A. FABIETIT                            Name:  RICHARD A. FABIETTI
Title: PRESIDENT                                      Title: PRESIDENT

Signed by the authorized representative of            Signed by the authorized representative of
HSBC INVESTOR SMALL CAP EQUITY                        HSBC INVESTOR LIMITED MATURITY
FUND, LTD.                                            FUND, LTD.

By: /s/ RICHARD A. FABIETTI                           By: /s/ RICHARD A. FABIETTI
    ------------------------------                        --------------------------------
Name:  RICHARD A. FABIETTI                            Name:  RICHARD A. FABIETTI
Title:                                                Title: PRESIDENT

Signed by the authorized representative of            Signed by the authorized representative of
HSBC LARGE CAP GROWTH EQUITY                          HSBC INVESTOR LARGE CAP VALUE
FUND, LTD.                                            EQUITY FUND, LTD.

By: /s/ RICHARD A. FABIETTI                           By: /s/ RICHARD A. FABIETTI
    ------------------------------                        --------------------------------
Name:  RICHARD A. FABIETTI                            Name:  RICHARD A. FABIETTI
Title: PRESIDENT                                      Title: PRESIDENT

Signed by the authorized representative of HSBC INTERNATIONAL FIXED INCOME
FUND, LTD.

By: /s/ RICHARD A. FABIETTI
    ------------------------------
Name:  RICHARD A. FABIETTI
Title: PRESIDENT


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

                                                                  EXECUTION COPY

U.S. COMPANIES:

HSBC INVESTOR PORTFOLIOS

By: /s/ RICHARD A. FABIETTI
    ------------------------------
Name:  RICHARD A. FABIETTI
Title: PRESIDENT

HSBC ADVISOR FUNDS TRUST                    HSBC INVESTOR FUNDS TRUST

By: /s/ RICHARD A. FABIETTI                 By: /s/ RICHARD A. FABIETTI
    ------------------------------              --------------------------
Name:  RICHARD A. FABIETTI                  Name:  RICHARD A. FABIETTI
Title: PRESIDENT                            Title: PRESIDENT

BISYS COMPANIES:

BISYS FUND SERVICES (CAYMAN) LTD..          BISYS FUND SERVICES OHIO, INC.

By: /s/ CATHERINE  BRADY                    By: /s/ FRED NADDAFF
    ------------------------------              --------------------------
Name:  CATHERINE  BRADY                     Name:  FRED NADDAFF
Title: DIRECTOR                             Title: PRESIDENT

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